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                                                                    Exhibit 10.9

                           NON-COMPETITION AGREEMENT


     NON-COMPETITION AGREEMENT dated this 4th day of December, 1996 by and between Boron LePore & Associates, Inc., a Delaware corporation (the "Company"), and Gregory Boron (the "Owner"). Reference is made to that certain Stock Redemption Agreement (the "Redemption Agreement") dated as of December 4, 1996 pursuant to which the Company has agreed to redeem stock held by the Owner in consideration of a substantial cash payment and to make a substantial deferred compensation payment, subject to the terms and conditions set forth in the Redemption Agreement, and that certain Preferred Stock Purchase Agreement dated as of December 4, 1996 (the "Purchase Agreement"), which contemplates an investment in the Company by the Investors named therein, the proceeds of which will be used partially to fund payments to the Owner. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Redemption Agreement.

                                   WITNESSETH
                                   ----------

     WHEREAS, the Owner has heretofore held a controlling interest in the Company, will hold an equity interest in the Company and is a senior officer thereof;

     WHEREAS, as a material inducement to the Company to enter into the Redemption Agreement and the Purchase Agreement and in consideration of the Company's covenants and agreements contained therein, and of the payment made pursuant to Section 1(b) hereof, and in further consideration of the covenants and agreements set forth herein, and in reflection of the fact that investors are making substantial investments in the Company concurrently herewith in partial reliance on this Agreement, the Owner has agreed to execute and deliver this Agreement; and

     WHEREAS, the execution and delivery by the Owner of this Agreement is a condition to the Company's willingness to consummate the transactions described herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Non-Competition.  In view of the fact that any activity of the
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Owner in violation of the terms hereof would deprive the Company and its subsidiaries (as defined below), if any, and the investors under the Purchase Agreement of the benefit of their bargains under the Redemption Agreement and the Purchase Agreement, as a material inducement to and a condition precedent of the Company's payment obligations hereunder, in consideration of the payment of the consideration to be paid by the Company pursuant to Section 1(b) below and the other covenants set forth herein, and to preserve the goodwill associated with the
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Boron, LePore business, the Owner hereby agrees to the following restrictions on his activities:

           (a)  Non-Competition Agreement.  The Owner hereby agrees that during
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the period commencing on the date hereof and ending on the date which is the later of (i) the fourth anniversary of the date hereof or (ii) the first anniversary of the date on which the Owner's employment with the Company and its subsidiaries terminates for any reason, he will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any affiliate of the Company), and including particularly National Medical Discussions, Inc. and affiliates (other than the wind-up of its affairs) or any such business, organization or person involving, or which is, a family member of the Owner, whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered by the Company and its subsidiaries during any period in which the Owner serves as an officer or employee of the Company or any of its subsidiaries, which business, activities, products and services shall include in any event the provision of marketing services to and related marketing activities involving pharmaceutical companies, as well as healthcare telemarketing. Without implied limitation, the forgoing covenant shall include hiring or engaging or attempting to hire or engage for or on behalf of himself or any such competitor any officer or employee of the Company or any of its direct and/or indirect subsidiaries, encouraging for or on behalf of himself or any such competitor any such officer or employee to terminate his or her relationship or employment with the Company or any of its direct or indirect subsidiaries, soliciting for or on behalf of himself or any such competitor any client of the Company or any of its direct or indirect subsidiaries and diverting to any person (as hereinafter defined) any client or business opportunity of the Company or any of any of its direct or indirect subsidiaries.

     Notwithstanding anything herein to the contrary, the Owner may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five (5) percent of the equity of such enterprise.

     Neither the Owner nor any business entity controlled by him is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary or affiliate of the Company from carrying on its business or restrain or restrict the Owner from performing his obligations under his Employment Agreement with the Company and a subsidiary of the Company of even date, and as of the date of this Agreement the Owner has no business interests in or relating to the pharmaceutical industry whatsoever other than his interest in the Company, other than interests in public companies of less than five (5) percent.
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     For purposes of this Agreement, any reference to the subsidiaries of the
Company shall be deemed to include all entities directly or indirectly controlled by it through an ownership of more than fifty percent (50%) of the voting interests, and the term "person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization.

            (b)  Non-Competition Payment.  In consideration of the execution and
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delivery by the Owner of this Agreement, on the date hereof the Company shall make a cash payment to the Owner in the amount of $10,000.

     Section 2.  Scope of Agreement.  The parties acknowledge that the time,
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scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that (a) all such provisions are reasonable under the circumstances of the transactions contemplated hereby, (b) are given as an integral and essential part of the transactions contemplated and (c) but for the covenants of the Owner contained in this Agreement, the Company and investors in the Company would not have entered into or consummated the transactions contemplated hereby. The Owner has independently consulted with his counsel and has been advised in all respects concerning the reasonableness and proprietary of the covenants contained herein, with specific regard to the business to be conducted by Company and its subsidiaries.

     Section 3.  Certain Remedies; Severability.  It is specifically understood
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and agreed that any breach of the provisions of this Agreement by the Owner or any of his affiliates will result in irreparable injury to the Company and its subsidiaries, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company and its subsidiaries shall be entitled to enforce the specific performance of this Agreement by the Owner through both temporary and permanent injunctive relief without the necessity of proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.
The existence of any claim or cause of action which the Owner may have against the Company or any of its subsidiaries or affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

     Section 4.  Jurisdiction.  The parties hereby irrevocably submit to the
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non-exclusive jurisdiction of the courts of the State of New Jersey to construe and enforce the covenants contained in this Agreement. In the event that the courts of any state shall hold such covenants
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unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of the Company or any its subsidiaries to the relief provided for herein in the courts of any other state within the geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

     Section 5.  Notices.  All notices, requests, demands and other
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communications hereunder shall be deemed to have been duly given if delivered, telecopied or mailed by certified or registered mail:

To the Company:  Boron, LePore & Associates, Inc.
                 17-17 Route 208 North
                 Fair Lawn, NJ  07410
                 Attn:  President

To the Owner:    Gregory Boron
                 c/o Boron, LePore & Associates, Inc.
                 17-17 Route 208 North
                 Fair Lawn, NJ  07410

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

     Section 6.  Miscellaneous.  This Agreement shall be governed by and
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construed under the laws of the State of New Jersey, and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the Company and the Owner. The prevailing party in any controversy hereunder shall be entitled to reasonable attorneys' fees and expenses. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of the Company by way of merger, consolidation or transfer of substantially all the assets of the Company, and may not be assigned by the Owner. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof, including without limitation the Covenant Not to Compete included as part of that certain Stockholders' Agreement between Gregory Boron and Patrick LePore and Boron, LePore & Associates, Inc., dated July 1, 1996.
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     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

                                        BORON, LePORE & ASSOCIATES, INC.


                                        By: /s/ Patrick G. LePore
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                                        Name:  Patrick G. LePore
                                        Title:  President


                                        /s/ Gregory Boron
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                                        Gregory Boron